Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Innospec Inc. (the “Company”) for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ian P. Cleminson, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ IAN P. CLEMINSON
Ian P. Cleminson Executive Vice President and Chief Financial Officer

February 20, 2009

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of this Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S. C. §1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.